Exhibit 10.2

HAROLD C. MOLL

Box 866, Georgetown,

Grand Cayman, British West Indies

(818)-249-1157

February 4, 2014

SAASMAX, INC.

3254 Prospect Ave.

La Crescenta, CA  91214

Attention:  Board of Directors of SaaSMax, Inc.

Dear Sirs:

RE:

SAASMAX, INC. (the “Corporation”)

•

Resignation as Officer and Director

•

Termination of Management Consulting Agreement dated July 22, 2013

I hereby resign as the Company’s Chief Executive Officer, President and a Director.  I hereby confirm that the management consulting agreement dated July 22, 2013 (the “Agreement”) is terminated and I am not entitled to any other payment thereunder and hereby surrender for cancellation to the Company the 750,000 earn-out shares issued to me under the Agreement.

Yours truly,

/s/ Harold C. Moll

HAROLD C. MOLL